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                                                                      EXHIBIT 12

                            MERITOR AUTOMOTIVE, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      THREE MONTHS ENDED DECEMBER 31, 1998

                          (In millions, except ratio)

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
Earnings available for fixed charges:
    Pre-tax income from continuing operations                  $66

    Adjustments:
      Undistributed income of affiliates                        (7)
      Minority interest in loss of subsidiaries                  3
                                                             -----
                                                                62
                                                             -----


Add fixed changes included in earnings:
    Interest expense                                            11
    Interest element of rentals                                  4
                                                             -----
      Total                                                     15
                                                             -----

    Total earnings available for fixed charges:                $77
                                                             -----


Fixed charges:

    Fixed charges included in earnings                         $15
    Capitalized interest                                         0
                                                             -----
    Total fixed charges                                        $15



    Ratio of earnings to fixed charges (1)                     5.1
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(1) "Earnings" are defined as pre-tax income from continuing operations, adjusted for income or loss attributable to minority interest in subsidiaries, undistributed earnings of less-than-majority-owned subsidiaries, and fixed charges excluding capitalized interest. "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized) and that portion of rental expense applicable to interest.